EXHIBIT 99.3
FORM OF LETTER TO REGISTERED HOLDERS
AND/OR DTC PARTICIPANTS

FIRSTENERGY SOLUTIONS CORP.

LETTER TO REGISTERED HOLDERS AND/OR
DEPOSITORY TRUST COMPANY PARTICIPANTS

Offer to Exchange

4.80% Exchange Senior Notes due 2015,
which have been registered under
the Securities Act of 1933, as amended, for any and all outstanding
4.80% Senior Notes due 2015,
which were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended

6.05% Exchange Senior Notes due 2021,
which have been registered under
the Securities Act of 1933, as amended, for any and all outstanding
6.05% Senior Notes due 2021,
which were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended

and

6.80% Exchange Senior Notes due 2039,
which have been registered under
the Securities Act of 1933, as amended, for any and all outstanding
6.80% Senior Notes due 2039,
which were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended

Pursuant to the Prospectus dated          , 2009.

THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM., NEW YORK CITY TIME, ON          , 2009, UNLESS THE OFFERS ARE EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant:

The undersigned hereby acknowledges receipt of the Prospectus, dated          , 2009 (the “Prospectus”) of FirstEnergy Solutions Corp., an Ohio corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the offers (the “Exchange Offers”) to exchange the Company’s 4.80% Exchange Senior Notes due 2015, 6.05% Exchange Senior Notes due 2021 and 6.80% Exchange Senior Notes due 2039 (collectively, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the Company’s outstanding 4.80% Senior Notes due 2015, 6.05% Senior Notes due 2021 and 6.80% Senior Notes due 2039 (collectively, the “Original Notes”). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

This will instruct you, the registered holder and/or Depository Trust Company participant, as to the action to be taken by you relating to the Exchange Offers with respect to the Original Notes held by you for the account of the undersigned. Please read the instructions contained in the Letter of Transmittal under “Instructions—9. Backup Withholding; IRS Forms W-8 and W-9” and make sure that you provide a properly completed IRS Form W-9 or appropriate IRS Form W-8.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$                   of the 4.80% Senior Notes due 2015;

$                   of the 6.05% Senior Notes due 2021; and

$                   of the 6.80% Senior Notes due 2039.

With respect to the Exchange Offers, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	To TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED (IF LESS THAN ALL)):

$                   of the 4.80% Senior Notes due 2015;

$                   of the 6.05% Senior Notes due 2021; and

$                   of the 6.80% Senior Notes due 2039.

☐	NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) any Exchange Notes you receive will be acquired in the ordinary course of business; (ii) you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes; (iii) you are not an “affiliate” of the Company as defined in Rule 405 of the Securities Act; (iv) if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes within the meaning of the Securities Act; and (v) if you are a participating broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Company may require the undersigned, as a condition to the undersigned’s eligibility to participate in the Exchange Offers, to furnish to the Company (or an agent thereof) in writing information as to the number of “beneficial owners” within the meaning of Rule 13d-3 under the Exchange Act of 1934, as amended, on behalf of whom the undersigned holds the Original Notes to be exchanged in the Exchange Offers. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Signature(s) of Beneficial Owner(s) or Authorized Signatory

Name(s) (Please Print)

Address

Telephone Number

Taxpayer Identification or Social Security Number

Date

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